UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, Arizona 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 22, 2010, Southern Copper Corporation received a non-binding proposal from its parent company Americas Mining Corporation (“AMC”) offering to effect an all-stock business combination of Southern Copper Corporation and AMC, the parent company of ASARCO, LLC, in which all public stockholders of Southern Copper Corporation would receive common shares of AMC in exchange for their shares of Southern Copper Corporation. Under the proposal presented by AMC, the stock of AMC would be registered and listed on both the New York Stock Exchange and the Lima Stock Exchange.

The board of directors of Southern Copper Corporation is in the process of appointing a special committee of independent directors to evaluate the merits of this proposal and intends to announce the formation and makeup of this committee in the near term. This special committee when formed will be granted the authority to retain advisors, including legal and financial advisors.

If the proposed transaction is consummated, Southern Copper Corporation’s public stockholders would have an indirect ownership interest in both Southern Copper Corporation and ASARCO, LLC, through their ownership of AMC shares.

Attached as an exhibit to this Form 8-K is a copy of the proposal letter from AMC.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1            Proposal letter from Americas Mining Corporation dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: July 23, 2010	By:	/s/ Armando Ortega Gomez
	Name:	Armando Ortega Gomez
	Title:	Vice President, Legal, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits

99.1	Proposal letter from Americas Mining Corporation dated July 22, 2010.